UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): December 2, 2019

COMSOVEREIGN HOLDING CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-150332	46-5538504
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11651 Central Parkway #118, Jacksonville, FL 32224

(Address of principal executive offices)

Registrant’s telephone number, including area code: (904) 834-4400

DRONE AVIATION HOLDING CORP.

(Registrant’s former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensatory Arrangements of Certain Officers.

On December 2, 2019, we entered into five-year employment agreements with Daniel L. Hodges, our Chief Executive Officer, and John E. Howell, our President, and a three-year employment agreement with Dr. Dustin McIntire, Ph.D., our Chief Technology Officer. Unless earlier terminated, at the end of the initial term, each agreement automatically renews for additional one-year terms until cancelled.

The following is a summary of the compensation arrangements set forth in each employment agreement described above:

Executive	Title	Annual Base Salary	Initial Restricted Stock Grant in Shares
Daniel L. Hodges	Chairman and Chief Executive Officer	$150,000	300,000
John E. Howell	President	$150,000	300,000
Dr. Dustin McIntire	Chief Technology Officer	$150,000	200,000

As an incentive to commence employment with us, pursuant to such agreements, we issued to each of Messrs. Hodges and Howell a restricted stock award of 300,000 shares of common stock, and to Dr. McIntire a restricted stock award of 200,000 shares of common stock, which shares shall vest annually in arrears, in the case of Messrs. Hodges and Howell, in three equal installments on the first, second and third anniversaries of employment, and in the case of Dr. McIntire, in two equal installments on the first and second anniversaries of employment. In addition, each executive is also eligible to receive an employee incentive stock option grant each year during the term, as determined by the compensation committee of our board of directors, with a strike price equal to that of the other corporate officers and directors under that current year’s approved option grants. The executives shall have no rights to any portions of any option grant until the vesting of such grant, which shall be on the same vesting terms as the options granted to our other officers and directors.

Under each of these employment agreements, the executive will be entitled to severance in the event we terminate his employment without Cause (as defined in the employment agreement) or he resigns from his employment for Good Reason (as defined in the employment agreement). The severance amount for each executive would be (i) his pro rata base salary through the date of termination, (ii) a severance amount equal to six month’s salary if such termination is done within the first year and (iii) a severance amount equal to 12 month’s salary if such termination occurs thereafter.

In connection with the execution of his employment agreement, each executive also executed our standard employee agreements containing customary confidentiality restrictions and work-product provisions, as well as customary non-competition covenants and non-solicitation covenants with respect to our employees, consultants and customers.

The foregoing summary of the employment agreements of Messrs. Hodges and Howell and Dr. McIntire is qualified in its entirety by the copies of such agreements filed as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3 hereto and incorporated herein by reference.

Compensatory Arrangements of Directors.

On December 2, 2019, our board of directors approved a new compensation program for the non-employee members of our board of directors.

Cash Compensation. Under such program, we will pay each non-employee director a cash fee, payable quarterly, for service on our board of directors. For the first calendar quarter a non-employee director serves on our board, he or she will be paid a cash fee of $6,250. Thereafter, the quarterly cash fee will increase or decrease each successive calendar quarter and will be paid at the rate of 0.02% of our annualized gross revenues, up to a maximum payment of $40,000 per quarter. For example, assuming our gross revenues from the previous calendar quarter equals $25 million ($100 million annual rate), each non-employee director’s quarterly payment for the current calendar quarter will be 0.02% of $100 million, or $20,000, up to a maximum amount of $40,000 per quarter ($160,000 annually).

Committee Fees. If a non-employee director is designated to participate on a committee of our board of directors as either a chairperson or non-chairperson member, such director will be entitled to compensation in addition to the quarterly cash fee in accordance with the following table:

	Chair	Member
Audit Committee	$3,000/qtr	$1,500/qtr
Compensation Committee	$2,000/qtr	$1,500/qtr
Nominating & Governance Committee	$2,000/qtr	$1,500/qtr

Equity Awards. Each non-employee director will receive a one-time initial restricted stock award of 200,000 shares of our common stock, which shares shall vest in arrears in two equal tranches on the first and second anniversaries of service on our board. Each non-employee director shall also be eligible to receive grants of stock options, each in an amount designated by the compensation committee of our board of directors, from any equity compensation plan approved by the compensation committee of our board.

In addition to such compensation, we will reimburse each non-employee director for all pre-approved expenses within 30 days of receiving satisfactory written documentation setting out the expense actually incurred by such director. These include reasonable transportation and lodging costs incurred for attendance at any meeting of the our board of directors.

 Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 10, 2019, we filed a Certificate of Amendment to our Articles of Incorporation with the Secretary of State of the State of Nevada to change our corporate name from “Drone Aviation Holding Corp.” to “ComSovereign Holding Corp.” (the “Name Change”). The amendment to our Articles of Incorporation became effective immediately upon filing on December 10, 2019.

On December 3, 2019, we filed notification of the Name Change (the “Notification”) with the Financial Industry Regulatory Authority (“FINRA”). In the Notification, we requested FINRA to authorize a new trading symbol for our common stock. FINRA is currently processing our application and we expect FINRA to authorize the new trading symbol in mid-December 2019.

A copy of the amendment to our Articles of Incorporation is attached hereto as Exhibit 3.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are furnished herewith:

Exhibit No.	Description
3.1	Certificate of Amendment to Articles of Incorporation dated December 10, 2019.

10.1	Employment Agreement between Daniel L. Hodges and the Company, dated December 4, 2019.

10.2	Employment Agreement between John E. Howell and the Company, dated December 4, 2019.

10.3	Employment Agreement between Dr. Dustin McIntire, Ph.D. and the Company, dated December 4, 2019.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 12, 2019	COMSOVEREIGN HOLDING CORP.

	By:	/s/ Daniel L. Hodges
Daniel L. Hodges
Chairman and Chief Executive Officer

3